UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 10, 2018

PARKERVISION, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	000-22904	59-2971472
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7915 Baymeadows Way, Jacksonville, Florida	32256
(Address of Principal Executive Offices)	(Zip Code)

(904) 732-6100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.Entry into a Material Definitive Agreement.

Convertible Notes

On September 10, 2018, ParkerVision, Inc. (the “Company”) consummated the sale of convertible promissory notes (the “Notes”) for aggregate proceeds of $900,000.   In connection with the transaction, the Company entered into a security purchase agreement (the “Purchase Agreement”) with investors identified on Exhibit 10.4 hereof (the “Holders”) which provides for the sale of Notes with an aggregate face value of $900,000.  The Notes are convertible by the Holder into shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”) at a fixed conversion price of $0.40 per share.  Any unconverted, outstanding principal amount of the Notes is payable in cash on September 7, 2023.

At any time following the one-year anniversary of the  issuance of the Notes, the Company may prepay the then outstanding principal amount of the Notes, along with any accrued interest, at cash premium of 125% prior to the two-year anniversary, 120% prior to the three-year anniversary, 115% prior to the four-year anniversary or 110% thereafter.  Interest of 8% per annum is payable on the Notes beginning on March 7, 2019 and in quarterly installments thereafter at the Company’s option, subject to certain equity conditions, in either (i) cash or (ii) shares of Common Stock, or (iii) a combination of cash and shares of Common Stock.

The note provides for events of default that include (i) failure to pay principal or interest when due, (ii) any breach of any of the representations, warranties, covenants or agreements made by the Company in the Purchase Agreement or Notes, (iii) events of liquidation or bankruptcy, and (iii) a change in control.  In the event of default, the interest rate increases to 12% per annum and the outstanding principal balance of the Notes plus all accrued interest due may be declared immediately payable by the holders of a majority of the then outstanding principal balance of the Notes.

The Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with the Holders pursuant to which the Company will register the shares of Common Stock underlying the Notes.  The Company has committed to file the registration statement by the 60th calendar day following the Closing Date and to cause the registration statement to become effective by the 120th calendar day following the Closing Date   The Registration Rights Agreement provides for liquidated damages upon the occurrence of certain events including failure by the Company to file the registration statement or cause it to become effective by the deadlines set forth above. The amount of the liquidated damages is 1.0% of the aggregate subscription amount paid by the Holder for the Notes upon the occurrence of the event, and monthly thereafter, up to a maximum of 6%.

The Notes were offered and sold solely to accredited investors on a private placement basis under Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder.

The foregoing summaries of the Purchase Agreement, the Notes and the Registration Rights Agreement are qualified in their entirety by reference to the full text of the agreements, which are attached as part of Exhibits 10.1, 10.2 and 10.3 hereto and are incorporated herein by reference.

Aspire Capital Transaction

On September 11, 2018, the Company consummated the sale to Aspire Capital Fund, LLC (“Aspire Capital”) of (i) a pre-funded warrant to purchase up to 2,500,000 shares of the Company’s common stock with an exercise price of $.01 per share (“Pre-Funded Warrant”) and (ii) a warrant to purchase up to 2,500,000 shares of the Company’s common stock with an exercise price of $.74 per share (a “Warrant”), for a purchase price of $975,000 under the terms of the July 26, 2018 agreement with Aspire Capital (the “Agreement”)  as previously reported on the Company’s Current Report on Form 8-K filed on July 30, 2018.  The shares underlying this Agreement are registered under a Form S-1 registration statement that was declared effective on September 10, 2018.

Item 3.02.Unregistered Sales of Equity Securities.

The disclosure under the heading “Convertible Notes” included in Item 1.01 is incorporated herein by reference to the extent required.

Item 9.01.Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description
10.1	Security Purchase Agreement
10.2	Form of Note
10.3	Registration Rights Agreement
10.4	List of Holders

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 11, 2018
PARKERVISION, INC.

By /s/ Cynthia L. Poehlman
Cynthia L. Poehlman
Chief Financial Officer